                                                                    Exhibit 24.1
                                                                    ------------

                                POWER OF ATTORNEY

     KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Leon O. Moulder, Jr. and William
C. Brown, or any of them (with full power to act alone), as the undersigned's true and lawful attorneys-in-fact and agents, with full powers of substitution and resubstitution, for the undersigned and in his name, place and stead, in any and all capacities, to sign the Registration Statement on Form S-3 of MGI PHARMA, INC., and any or all amendments (including post-effective amendments) thereto, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission granting unto said attorneys-in-fact and agents, full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

                    Name                                           Title                                Date
                    ----                                           -----                                ----
    /s/ Leon O. Moulder, Jr.
-----------------------------------              President, Chief Executive Officer and            June 13, 2003
Leon O. Moulder, Jr.                             Director (principal executive officer)

    /s/ William C. Brown
-----------------------------------              Executive Vice President, Chief Financial         June 13, 2003
William C. Brown                                 Officer and Secretary
                                                 (principal financial and accounting
                                                 officer)
    /s/ Charles N. Blitzer
-----------------------------------              Chairman and Director                             June 12, 2003
Charles N. Blitzer

    /s/ Andrew J. Ferrara
-----------------------------------              Director                                          June 16, 2003
Andrew J. Ferrara


-----------------------------------              Director
Hugh E. Miller

    /s/ Edward W. Mehrer
-----------------------------------              Director                                          June 16, 2003
Edward W. Mehrer

    /s/ Lee J. Schroeder
-----------------------------------              Director                                          June 12, 2003
Lee J. Schroeder

    /s/ David B. Sharrock
-----------------------------------              Director                                          June 12, 2003
David B. Sharrock

    /s/ Arthur L. Weaver
-----------------------------------              Director                                          June 13, 2003
Arthur L. Weaver, M.D.